SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):   My 30, 2002 (June 7, 2002)


                                U.S. ENERGY CORP.
--------------------------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter)

               Wyoming                     0-6814               83-0205516
------------------------------------    --------------     ---------------------
    (State or other jurisdiction         (Commission         (I.R.S. Employer
          of incorporation)               File No.)         Identification No.)


     Glen L. Larsen Building
     877 North 8th West
     Riverton, WY                                               82501
------------------------------------------------------      --------------------
      (Address of Principal Executive Offices)                  (Zip Code)


       Registrant's telephone number, including area code: (307) 856-9271


                                 Not Applicable
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)

ITEM 5.  OTHER EVENTS

     A. BOBCAT PROPERTY ACQUISITION. U.S. Energy Corp. and Crested Corp. report that their subsidiary, Rocky Mountain Gas, Inc. (RMG), closed on June 4, 2002 a Purchase and Sale Agreement with Big Basin Petroleum, LLC of Gillette, Wyoming effective as of May 1, 2002, to acquire working interests averaging approximately 60% on approximately 1,940 gross acres of producing coalbed methane properties in the Powder River Basin (PRB) of Wyoming. The property was purchased through a cash and stock transaction valued at $1.3 million. See the previously Form 8-K filed by U.S. Energy Corp. regarding terms of the contract. The property is called the Bobcat property.

     CCBM, Inc., a subsidiary of Carrizo Oil & Gas, Inc., participated to buy 50% of the interests sold. U.S. Energy Corp. and CCBM each paid the seller Big Basin Petroleum, Inc. $500,000 cash; U.S. Energy Corp. also issued to the seller 37,500 restricted shares of common stock, valued at $4.00, and Carrizo issued to the seller restricted shares of its stock, to complete the purchase price. CCBM has the right to participate in RMG's coalbed methane purchases up to 50%, under terms of an existing agreement previously reported, and CCBM's participation in the Bobcat property acquisition is pursuant to such agreement.

     U.S. Energy Corp. funded RMG's share of the transaction with proceeds from a secured convertible loan, see below.

     B. CONVERTIBLE LOAN TRANSACTION. On May 30, 2002 U.S. Energy Corp. borrowed $1,000,000 from Caydal, LLC, a private lender and shareholder of U.S. Energy Corp. The terms of the loan are: Loan maturity in 24 months from closing, with annual interest at 8%; prepayment allowed by borrower without penalty, however, on notice of intended prepayment, or at any time prior to payment at maturity at the lender's option, the lender may convert the loan principal (but not interest) into restricted shares of U.S. Energy Corp. common stock at the rate of 1 share for $3.00 of principal, or into restricted shares of common stock of RMG at the rate of 1 share for $1.50 of principal; and a security interest in U.S. Energy's assets but not assets relating to contract rights related to the molybdenum property at Mt. Emmons, Crested Butte, Colorado, or chooses in action related to the litigation involving Contour Development, or assets of RMG or Sutter Gold Mining Company. Also, the lender has no recourse, in the event of default on the loan, to choose in action involving litigation with Nukem, Inc., until the lender in that event first forecloses its security interest in other assets securing the loan.

     VentureRound Group LLC acted as the lender's agent in the transaction, for which services U.S. Energy Corp. paid VRG $25,000 cash and issued to VRG a warrant to purchase until May 30, 2005, 30,000 restricted shares of common stock of U.S. Energy Corp., at $3.00 per share.

     In addition, U.S. Energy Corp. issued to the lender a warrant to purchase until May 30, 2005, 120,000 shares of U.S. Energy Corp. restricted common stock, at $3.00 per share, and RMG issued to the lender a warrant to purchase until May 30, 2005, 120,000 shares of RMG restricted common stock, at $1.50 per share.


     Resale of the shares of U.S. Energy Corp. common stock issuable to the lender on conversion of the note, and the shares issuable on exercise of the warrants to purchase shares of common stock of U.S. Energy Corp. issued to the lender, and to VRG, will be registered on Form S-3 to be filed with the Securities and Exchange Commission on or before June 30, 2002.

     Loan proceeds are to be used for acquisition of gas properties by RMG, and for general corporate purposes of U.S. Energy Corp.

                           FORWARD LOOKING STATEMENTS

     This Report on Form 8-K includes "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical fact included in this Report, are forward-looking statements. In addition, whenever words like "expect," "anticipate" or "believe" are used, we are making forward-looking statements.

     Although we believe that our forward-looking statements are reasonable, we don't know if our expectations will prove to be correct. Important future factors that could cause actual results to differ materially from expectations include: Domestic consumption rates for natural gas; domestic market prices for natural gas, uranium, gold, and molybdenum; the amounts of gas we will be able to produce from our coalbed methane properties; the availability of permits to drill and operate coalbed methane wells; whether and when gas transmission lines will be built to reasonable proximity to our coalbed methane properties; and whether and on what terms the capital necessary to develop our properties can be obtained. The forward-looking statements should be carefully considered in the context of all the information set forth in this Report.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits.

10.65    Convertible Note and Security Agreement dated May 30, 2002

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   U.S. ENERGY CORP.


Dated: June 7, 2002                         By:     /s/   Daniel P.  Svilar
                                                 -------------------------------
                                                 DANIEL P. SVILAR, Secretary